UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 16, 2013

AMICUS THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33497	71-0869350
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Cedar Brook Drive, Cranbury, NJ	08512
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (609) 662-2000

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On May 16, 2013, Amicus Therapeutics, Inc. (“Amicus”), as Lessee, and AG/Touchstone TP, LLC (“AG/Touchstone”), as Lessor, entered into a Second Amendment to Lease Agreement (the “Lease Amendment”) pursuant to which Amicus will continue to lease approximately 7,668 square feet of laboratory space for a small scale research facility in San Diego, California (the “Premises”). Amicus and AG/Touchstone entered into the original lease agreement for the Premises in September 2008. The term of the Lease Amendment begins upon expiration of the current lease for the Premises (October 1, 2013) and expires three years later on September 30, 2016. Amicus will pay monthly base rent of $20,704, $21,428 and $22,178, respectively, in each of the three years of the Lease Amendment along with a proportional share of AG/Touchstone’s monthly operating expenses, including real property taxes, for the building containing the Premises, subject to customary exceptions. The Lease may be earlier terminated by AG/Touchstone in the event that Amicus breaches the terms of the Lease and fails to cure such breach within the applicable cure period and under certain circumstances by Amicus in the event the Premises is damaged.

The foregoing description of the Lease Amendment is not complete and is qualified in its entirety by reference to the copy of the Lease Amendment filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:  The Exhibit Index annexed hereto is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMICUS THERAPEUTICS, INC.

Date: May 22, 2013	By:	/s/ Peter M. Macaluso
	Name:	Peter M. Macaluso
	Title:	Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1	Second Amendment to Lease Agreement dated as of May 16, 2013 by and between Amicus Therapeutics, Inc. and AG/Touchstone TP, LLC